As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0617894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN
(Full title of the plans)

Eileen McCarthy
General Counsel and Corporate Secretary
27-01 Queens Plaza North, Long Island City, NY 11101
(718) 286-7900
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
On March 24, 2026, the Board of Directors of JetBlue Airways Corporation (the “Registrant”) adopted, subject to approval of the Registrant’s stockholders, and on May 14, 2026, the Registrant’s stockholders approved an amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the “2020 Stock Purchase Plan”) to increase the aggregate number of shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) authorized for issuance under the 2020 Stock Purchase Plan by 20,000,000 shares of Common Stock.

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 20,000,000 shares of Common Stock issuable pursuant to the 2020 Stock Purchase Plan.

These additional shares of Common Stock are additional securities of the same class as other securities relating to the 2020 Stock Purchase Plan for which registration statements on Form S-8 (File Nos. 333-280308, 333-239511 and 333-272525) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 12, 2026, and the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2026 incorporated by reference into such Annual Report;

(b)    The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 28, 2026, and June 30, 2026, filed with the Commission on July 28, 2026;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission since December 31, 2025 (other than portions of those documents furnished or otherwise not deemed to be filed); and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 ASR filed with the Commission on February 27, 2025, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all of the Registrant’s reports and other documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents.

Any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 17, 2016 and filed on May 20, 2016

4.1(a)
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 14, 2020 and filed on May 20, 2020

4.2
Amended and Restated Bylaws of JetBlue Airways Corporation — incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 9, 2025 and filed on December 12, 2025

5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan — incorporated by reference to Exhibit 10.35 to the Registrant’s Current Report on Form 8-K dated May 14, 2020 and filed on May 20, 2020
99.2
Amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan-incorporated herein by reference to Exhibit 10.3 to Registrant’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026, filed with the Commission on July 28, 2026

107.1*	Filing Fee Table
*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Island City, State of New York, on this 31st day of July, 2026.

JETBLUE AIRWAYS CORPORATION

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	General Counsel and Corporate Secretary
 SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of JetBlue Airways Corporation, a Delaware corporation, does hereby constitute and appoint Eileen McCarthy, General Counsel and Corporate Secretary, and Shannon Collins, Assistant Secretary, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act of 1933, as amended, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including pre-effective amendments and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joanna Geraghty	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2026
Joanna Geraghty

/s/ Ursula Hurley	Chief Financial Officer (Principal Financial Officer)	July 31, 2026
Ursula Hurley

/s/ Dawn Southerton	Vice President, Controller (Principal Accounting Officer)	July 31, 2026
Dawn Southerton

/s/ Peter Boneparth	Director	July 31, 2026
Peter Boneparth

/s/ Monte Ford	Director	July 31, 2026
Monte Ford

/s/ Ellen Jewett	Director	July 31, 2026
Ellen Jewett

/s/ Robert Leduc	Director	July 31, 2026
Robert Leduc

/s/ Jesse Lynn	Director	July 31, 2026
Jesse Lynn

/s/ Teri P. McClure	Director	July 31, 2026
Teri P. McClure

/s/ Sean Menke	Director	July 31, 2026
Sean Menke

/s/ Steven Miller	Director	July 31, 2026
Steven Miller

/s/ Nik Mittal	Director	July 31, 2026
Nik Mittal

/s/ Sarah Robb O’Hagan	Director	July 31, 2026
Sarah Robb O'Hagan

/s/ Vivek Sharma	Director	July 31, 2026
Vivek Sharma

/s/ Thomas Winkelmann	Director	July 31, 2026
Thomas Winkelmann